                                                                     EXHIBIT (i)


                         OPINION AND CONSENT OF COUNSEL



                                  May 16, 2001



MainStay VP Series Fund, Inc.
51 Madison Avenue
New York, New York 10010

               Re: Registration Statement on Form N-1A
                   Registration No. 2-86082

Ladies and Gentlemen:

                We have served as Maryland counsel to MainStay VP Series Fund, Inc., a Maryland corporation, registered as an open-end investment company under the Investment Company Act of 1940 (the "Company"), in connection with certain matters of Maryland law arising out of the registration of up to 800,000,000 shares (the "Shares") of the Company's Common Stock, par value $.01 per share (the "Common Stock"), 200,000,000 shares of which are to be issued in each of four separate portfolios (the "Portfolios" and individually a "Portfolio") known, respectively, as the Equity Income Portfolio, the Mid Cap Core Portfolio, the Mid Cap Growth Portfolio and the Small Cap Growth Portfolio, covered by the above-referenced registration statement and all amendments thereto (the "Registration Statement"), under the Securities Act of 1933, as amended (the "1933 Act").

                In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the "Documents"):

                1. The Registration Statement, with the prospectus deemed included therein (the "Prospectus"), in the form in which it was transmitted to the Securities and Exchange Commission (the "Commission") under the 1933 Act;

                2. The Charter of the Company, certified as of a recent date by the State Department of Assessments and Taxation of Maryland (the "SDAT");

                3. The Bylaws of the Company (the "Bylaws"), certified as of a recent date

MainStay VP Series Fund, Inc.
May 16, 2001
Page 2




by an officer of the Company;

                4. Resolutions (the "Resolutions") adopted by the Board of Directors of the Company, relating to the authorization, registration and issuance of the Shares, certified as of a recent date by an officer of the Company;

                5. Articles Supplementary with respect to the Shares (the "Articles Supplementary"), filed with and accepted for record by the SDAT on
the date    hereof;

                6. A certificate of the SDAT as to the good standing of the Company, dated as of a recent date;

                7. A certificate executed by an officer of the Company, dated as of a recent date;

                8. Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

                In expressing the opinion set forth below, we have assumed the following:

                1. Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

                2. Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

                3. Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party's obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

                4. All Documents submitted to us as originals are authentic. The form and content of the Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all such Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All representations, warranties, statements and information contained in the Documents are true and complete. There has been no oral or written

MainStay VP Series Fund, Inc.
May 16, 2001
Page 3




modification or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

5. The number of shares of the Company's Common Stock issued and outstanding, including the Shares, does not and will not exceed the number of shares of Common Stock that the Company is authorized to issue under the Charter and the number of shares of each Portfolio issued and outstanding, including the Shares, does not and will exceed the number of shares of Common Stock of such Portfolio that the Company is authorized to issue under the Charter.

                Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

                1. The Company is a corporation, duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

                2. The Shares of each Portfolio have been duly authorized, and such Shares, when thereafter sold and delivered against payment therefor in accordance with the Resolutions and the Prospectus, will be validly issued, fully paid and nonassessable.

                The foregoing opinion is limited to the substantive laws of the State of Maryland and we do not express any opinion herein concerning any other law. We express no opinion as to the applicability or effect of any federal or state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers. To the extent that any matter as to which our opinion is expressed herein would be governed by any jurisdiction other than the State of Maryland, we do not express any opinion on such matter.

                We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

                This opinion is being furnished to you for submission to the Commission as an exhibit to the Registration Statement and, accordingly, may not be relied upon by, quoted in any manner to, or delivered to any other person or entity (other than Dechert, Price & Rhoads, counsel to the Company, for use in connection with its opinion dated the date hereof, in connection with the Registration Statement) without, in each instance, our prior written consent.

                We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.



                                Very truly yours,

                               /s/ Ballard Spahr Andrews & Ingersoll, LLP

MainStay VP Series Fund, Inc.
May 16, 2001
Page 4